Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS orange county PHOENIX SAN DIEGO SILICON VALLEY SCOTTSDALE WASHINGTON, D.c.

January 7, 2026

Aethlon Medical, Inc.

11555 Sorrento Valley Road

Suite 203

San Diego, CA 92121

Re:    Resale Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as legal counsel to Aethlon Medical, Inc, a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on January 7, 2026 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of an aggregate of up to 2,034,024 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), consisting of (1) (a) 1,042,820 shares of our common stock (the “Common Warrant Shares”) issuable upon exercise of the common stock purchase warrant (the “Common Warrants”,) and (b) 595,897 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued to selling securityholder in a private placement (the “December PIPE”) pursuant to that certain securities purchase agreement with the selling securityholder dated December 5, 2025 (the “Purchase Agreement”), (2) 368,471 shares of common stock (the “Inducement Warrant Shares”) issuable upon the exercise of warrants (the “Inducement Warrants”) issued to selling securityholder in a private placement (the “Warrant Inducement Offering”) pursuant to that certain Warrant Inducement Agreement with selling securityholder dated December 5, 2025 (the “Inducement Agreement”), and (3) 23,836 shares of common stock (the “Placement Agent Shares”) issuable upon the exercise of warrants issued to selling securityholder who acted as placement agent in the December PIPE (the “Placement Agent Warrants”), pursuant to that certain Placement Agent Agreement dated December 5, 2025 (the “PAA”). The Common Warrant Shares, Pre-Funded Warrant Shares, Inducement Warrant Shares, and the Placement Agent Shares, are collectively referred to herein as “Shares”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the resale of the Shares

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In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended and in effect on the date hereof (the “Articles of Incorporation”); (c) the Company’s Bylaws, as amended and restated and in effect on the date hereof (the “Bylaws”); (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that, when (A) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action, in conformity with the Company’s Articles of Incorporation and Bylaws and the NRS (as defined below), to approve the issuance of the Shares, the terms of the offering thereof and related matters, and (B) such Shares have been issued and delivered in accordance with the terms of the Common Warrants, Pre-Funded Warrants, Inducement Warrants against payment therefor as provided therein (which shall not be less than par value of the Shares), such Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to (i) the Nevada Revised Statutes and (ii) those Federal securities laws, rules, and regulations of the United States of America, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Nevada, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion letter has been prepared and may be used by the Company as an exhibit in connection with the filing by the company of the Registration Statement with the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/Procopio Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP

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